Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-3 of our report dated March 13, 2003, except for the last sentence of Note 11 and Notes 18 and 19 for which the date is October 1, 2003, relating to the consolidated financial statements, which appears in FX Energy, Inc. and subsidiaries' Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Salt Lake City, Utah
October 7, 2003